_______________________________________________________________


               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549
                             _________

                             FORM 8-K


                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


                Date of Report:  December 16, 1998
                (Date of earliest event reported)


                 JOHN DEERE CAPITAL CORPORATION
       (Exact name of registrant as specified in charter)

                           DELAWARE
         (State or other jurisdiction of incorporation)

                            1-6458
                   (Commission File Number)

                          36-2386361
               (IRS Employer Identification No.)

                          Suite 600
                First Interstate Bank Building
                     1 East First Street
                     Reno, Nevada  89501
    (Address of principal executive offices and zip code)

                       (702) 786-5527
    (Registrant's telephone number, including area code)

          _______________________________________
 (Former name or former address, if changed since last report.)



_______________________________________________________________

Item 5.    Other Information Events.


On 16 December 1998, John Deere Capital Corporation ("JDCC"), a unit of John Deere Credit, and Lombard North Central PLC ("Lombard"), the finance house subsidiary of NatWest Group ("NatWest"), announced that they have reached agreement for JDCC to acquire the 50 per cent share held by Lombard's agricultural finance subsidiary, Farming and Agricultural Finance ("FAF"), in John Deere Credit Limited ("JDCL").

JDCL is a joint venture agricultural machinery finance business, established in 1996, providing primarily term finance for the acquisition of John Deere and other agricultural-related equipment. JDCL had net assets of 15 million pounds and customer receivables of 110 million pounds as at 30 September 1997, the date of its latest available audited accounts. As of 30 September 1998, it had customer receivables of 140 million pounds (unaudited).

As part of the agreement, JDCL will also take over FAF's machinery finance portfolio and provide an administration service in respect of the FAF lease portfolio. FAF will withdraw from the agricultural equipment financing market to concentrate on other products. JDCL's subsidiary, Growcash Limited ("Growcash"), which provides seasonal working capital for farmers, will remain a joint venture until March 2000 but no new loans will be made after 31 March 1999 by which time NatWest will have discussed alternative forms of short-term financing with Growcash customers.

The transaction is expected to be completed by early February
1999. As a result of this transaction, it is estimated that JDCC's consolidated assets will increase by approximately
US$500 million.




Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.


           (c)    Exhibits

                  (99)    Press release

                          Signature


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.



                           JOHN DEERE CAPITAL CORPORATION



                           By:    /s/ Frank S. Cottrell
                                  Frank S. Cottrell, Secretary


Dated:  December 16, 1998

                        Exhibit Index



                                                  Sequential
Number and Description of Exhibit                 Page Number
_________________________________                 ___________


(99)   Press release                                   5

                                                   EXHIBIT 99

(JOHN DEERE CREDIT LOGO)                       (LOMBARD LOGO)

John Deere Capital Corporation ("JDCC"), a unit of John Deere Credit, and Lombard North Central PLC ("Lombard"), the finance house subsidiary of NatWest Group ("NatWest"), announced today (16 December 1998) that they have reached agreement for JDCC to acquire the 50 per cent share held by Lombard's agricultural finance subsidiary, Farming and Agricultural Finance ("FAF"), in John Deere Credit Limited ("JDCL").

JDCL is a joint venture agricultural machinery finance business, established in 1996, providing primarily term finance for the acquisition of John Deere and other agricultural related equipment. It had net assets of 15 million pounds and customer receivables of 110 million pounds as at 30 September 1997, the date of its latest available audited accounts. As of 30 September 1998, it had customer receivables of 140 million pounds (unaudited).

The transaction is expected to be completed by early February
1999 and will not have a material effect on NatWest Group's financial results.

As part of the agreement, JDCL will also take over FAF's machinery finance portfolio and provide an administration service in respect of the FAF lease portfolio. FAF will withdraw from the agricultural equipment financing market to concentrate on other products. FAF's mortgage products, Farm Capital, Country Capital and Grounds Capital, will not be affected by the transaction and will continue to be available. JDCL's subsidiary, Growcash Limited ("Growcash"), which provides seasonal working capital for farmers, will remain a joint venture until March 2000 but no new loans will be made after 31 March 1999 by which time NatWest will have discussed alternative forms of short-term financing with Growcash customers.

The sale of this business is in line with NatWest's overall strategy of concentrating on developing sustained multi-product relationships direct with its customers rather than through third parties. It follows the announcement made by NatWest on 18 November 1998 in connection with the sale of three of Lombard's point of sale finance businesses.

Steve Pullin, Vice President of International Financing JDCC said: "We strongly believe that, with our long experience in financing machinery and equipment, we bring many positive strengths to this market for both our current and future customers. With our parent company's 160 years experience in the agriculture equipment markets, John Deere Credit has an extensive understanding of farmer needs and the cyclical environment."

Peter Ibbetson, Head of NatWest Small Business Services added:
"NatWest has offered machinery finance direct to customers for many years and this will continue to be available. NatWest is one of the largest providers of financial support to the agricultural sector. We understand the issues that the sector is currently facing and have around 150 specialist Agricultural Business Managers who have a wealth of experience to advise our 37,000 agricultural customers."

Notes to the Editors:

John Deere

John Deere Credit (the credit operations of Deere & Company) provides retail, wholesale, and lease financing for agricultural, construction, commercial and consumer equipment. It is one of the largest financing companies in North America with a managed asset portfolio approaching U.S.$10 billion. The company also provides revolving credit for agricultural supplies and services. Today, in addition to its operations in the United Kingdom, John Deere Credit has operations in Australia, Canada, Germany, Mexico, and the United States.

With its parent company's 160-years of experience in the agricultural equipment markets, John Deere Credit has an extensive understanding of farmer needs and the cyclical business environment. Today, a customer support philosophy encouraging world class quality service continues to build on that tradition.

Deere & Company, with over 35,500 employees, manufactures products in 11 countries and markets products in more than 160 countries. Deere & Company and its subsidiaries manufacture, distribute and finance a full range of agricultural equipment; a broad range of equipment for construction, forestry and public works; and a variety of commercial and consumer equipment. In addition to credit, the company also provides health care and insurance products for businesses and the general public.

Farming and Agricultural Finance Limited (FAF)

FAF, a wholly owned subsidiary of Lombard, is an agricultural and rural community finance company which also provides mortgages to farmers and the grounds-care industry.

NatWest

NatWest is one of the market leading banks in the UK agricultural sector. It manages a portfolio of more than 37,000 agricultural business accounts through a network of more than 150 specialists Agricultural Business Managers.

NatWest has developed a number of specific lending schemes for farming businesses including the NatWest Agricultural Mortgage, Farm Development Loan, Dairy Development Loan, and
Environmental Improvement Loan.

NatWest has a joint venture with the National Farmers' Union whereby NatWest underwrites the NFU Mutual Agricultural
Mortgage product and NFUM offers farm insurance cover for NatWest's farming customers.

Enquiries to:

NatWest Group

Ben Woodford/Steve Colton         Christina Mills
Tel: 0171-726-1941                Tel: 0171 920 5010

Lombard

Beverly Landais
Tel: 01737 776676

John Deere Credit

Stephen Parkes                    Gordon Tjelmeland
JDCL                              JDC USA
01452 375190                      001-515-267-4345